Exhibit 1.1

Execution Version

DISTRIBUTION AGREEMENT

August 7, 2025

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

In their separate capacities as Agents and Forward Sellers

Wells Fargo Bank, National Association

500 West 33 Street, 14th Floor

New York, New York 10001

Bank of America, N.A.
One Bryant Park
New York, New York 10036

In their separate capacities as Forward Purchasers

Ladies and Gentlemen:

MDU Resources Group, Inc., a Delaware corporation (the “Company”), proposes from time to time (i) to issue and sell shares (the “Primary Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), through Wells Fargo Securities, LLC and BofA Securities, Inc., (each, an “Agent” and together, the “Agents”), acting as sales agents and/or principals under any Terms Agreement (as defined in Section 1(a) below), and (ii) in consultation with Wells Fargo Bank, National Association and Bank of America, N.A. or one or more of their respective affiliates (each a “Forward Purchaser” and collectively, the “Forward Purchasers”) and the Agents, to instruct borrowed shares (the “Forward Hedge Shares”, and together with the Primary Shares, the “Shares”) of Common Stock to be sold through the Agents, acting in their capacity as agents for the Forward Purchasers as forward sellers (the “Forward Sellers”) in connection with one or more Confirmations (as defined below), in each case on the terms set forth in this equity distribution agreement (this “Agreement”). The Company, the Agents, the Forward Sellers and the Forward Purchasers understand that the aggregate gross sales price of Shares to be sold pursuant to this Agreement shall not exceed $400,000,000 in the aggregate (the “Maximum Number”).

The Company may enter into one or more forward stock purchase transactions with the Forward Purchasers as set forth in the applicable Confirmations. In connection therewith, the applicable Forward Purchaser, through the applicable Forward Seller, will effect sales of

Forward Hedge Shares on the terms set forth in this Agreement. “Confirmation” means, for each Forward Transaction (as defined below), the contract evidencing such Forward Transaction between the Company and the applicable Forward Purchaser, which shall be comprised of the Master Confirmation for Forward Transaction, dated as of the date hereof, by and between the Company and the applicable Forward Purchaser, including all provisions incorporated by reference therein (the “Master Forward Confirmation”), and the related “Supplemental Confirmation” and “Pricing Report” (each, as defined in the applicable Master Forward Confirmation).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “registration statement”) for the registration of the Shares and other securities of the Company, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time and (3) any post-effective amendments thereto. “Basic Prospectus” means the prospectus dated August 7, 2025 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, the Forward Sellers or the Forward Purchasers, as applicable, in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) hereof. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free

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Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company, each Agent, the Forward Sellers and the Forward Purchasers agree as follows:

1.                  Issuance and Sale.

(a)               Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides such Agent (and, as specified in clause (ii) below) any Forward Seller and Forward Purchaser) with any due diligence materials and information reasonably requested by such Agent (and, as specified in clause (ii) below, any Forward Seller and Forward Purchaser) necessary for such Agent (and, as specified in clause (ii) below) any Forward Seller or Forward Purchaser) to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and any Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also (i) offer to sell the Primary Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”) or (ii) in consultation with the Forward Purchasers and the Forward Sellers, instruct Forward Hedge Shares to be sold through the applicable Forward Seller (any such sale, a “Forward Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Shares issued and sold pursuant to this Agreement, any Terms Agreements and any Confirmation is equal to the Maximum Number and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) the “Exchange” means the New York Stock Exchange.

(b)               Subject to the terms and conditions set forth below, and with respect to a Forward Transaction, the applicable Confirmation, the Company appoints the applicable Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder and may instruct Forward Hedge Shares to be sold through the applicable Forward Seller. Such Agent or Forward Seller will use its respective commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below) and, if applicable, Confirmation. Neither the Company nor any Agent, Forward Purchaser or Forward Seller shall have any obligation to enter into an Agency Transaction or

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Forward Transaction. The Company shall be obligated to issue and sell through an Agent, and such Agent and any Forward Seller shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance and, if applicable, Confirmation, to place Primary Shares or sell Forward Hedge Shares, as applicable, only if and when the Company makes a Transaction Proposal to such Agent or Forward Seller and Forward Purchaser related to such an Agency Transaction or Forward Transaction and a Transaction Acceptance related to such Agency Transaction (and, if applicable, the related Confirmation) has been delivered to the Company by such Agent or Forward Seller and Forward Purchaser as provided in Section 2 below.

(c)               Each Agent, as agent in any Agency Transaction, and as Forward Seller in any Forward Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company or the Forward Purchaser, as applicable, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent or Forward Seller in writing.

(d)               If Shares are to be sold in an Agency Transaction or a Forward Transaction in an At the Market Offering, the applicable Agent or Forward Seller will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)               If the Company shall default on its obligation to deliver Primary Shares to an Agent pursuant to the terms of any Agency Transaction or any Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which such Agent would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)                The Company acknowledges and agrees that (i) there can be no assurance that an Agent or a Forward Seller, as applicable, will be successful in selling the Shares, (ii) there can be no assurance that a Forward Purchaser will be successful in borrowing the Shares, (iii) no Agent or Forward Seller, as applicable, shall incur any liability or obligation to the Company or any other person or entity if such Agent or Forward Seller does not sell Shares for any reason other than a failure by such Agent or Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iv) no Agent or Forward Seller shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent or Forward Seller and the Company in a Terms Agreement or in a Confirmation.

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2.                  Transaction Acceptances and Terms Agreements.

(a)               The Company may, from time to time during the Term, propose to an Agent or a Forward Seller, as applicable, that the Company and such Agent or Forward Seller enter into an Agency Transaction or Forward Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent or Forward Seller by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto (which may be updated from time to time by certificate of the Company, provided that such certificate will be signed by the Chief Financial Officer or another senior financial officer, that is already listed as an authorized representative of the Company on Schedule A hereto) to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). Such Transaction Proposal shall also (i) specify whether the Shares to be sold thereunder will be sold through the applicable Agent, acting as sales agent in an Agency Transaction, or through the applicable Forward Seller in connection with a Forward Transaction, and (ii) if such Transaction Proposal specifies that it relates to a Forward Transaction, be accompanied by a duly executed Supplemental Confirmation, with terms corresponding to such Forward Transaction. If such Agent or Forward Seller and the relevant Forward Purchaser, as applicable, agrees to the terms of such proposed Agency Transaction or Forward Transaction (which they may decline to do for any reason in their sole discretion) or if the Company and such Agent or Forward Seller and Forward Purchaser mutually agree to modified terms for such proposed Agency Transaction or Forward Transaction, then such Agent or Forward Seller and Forward Purchaser shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction or Forward Transaction as set forth in such Transaction Proposal and, if applicable, the Supplemental Confirmation or setting forth the modified terms for such proposed Agency Transaction or Forward Transaction as agreed by the Company and such Agent or Forward Seller and Forward Purchaser, as the case may be, whereupon such Agency Transaction or Forward Transaction shall become a binding agreement between the Company and such Agent or Forward Seller and Forward Purchaser. No Transaction Proposal may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period (as defined in the Transaction Proposal and the Supplemental Confirmation) to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. No selling period for the Shares may overlap in whole or in part with any “Unwind Period” under any Confirmation. As used herein, “Trading Day” shall mean any trading day on the Exchange, other than a day on which the Exchange is scheduled to close prior to its regular closing time. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares pursuant to this Agreement shall be effected by or through only one Agent or one Forward Seller, as applicable, on any single day, but in no event by more than one Agent or Forward Seller, and the Company shall in no event request that more than one Agent or Forward Seller, as applicable, sell Shares on the same day. Each Transaction Proposal shall specify:

(i)                               the Exchange Business Day(s) on which the Shares subject to such Agency Transaction or Forward Transaction are intended to be sold (each, a “Purchase Date”);

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(ii)                            the maximum number of Shares to be sold by such Agent or Forward Seller (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and Forward Seller and documented in the relevant Transaction Acceptance;

(iii)                          the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)                         if other than 1.0% of the Gross Sales Price, the Agent’s or Forward Seller’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously sold and to be sold pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total number of Shares that exceeds the Maximum Number of Shares, nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors (the “Board of Directors”) or, in each case, a duly authorized committee thereof, or certain authorized officers of the Company pursuant to authority duly delegated to such authorized officers by the Board of Directors if permitted by applicable law and the Company’s charter and by-laws, (the “Minimum Price”). The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate number of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number of Shares and the Minimum Price. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by an Agent or Forward Seller to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent or Forward Seller may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions or Forward Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the Company’s or such Agent’s respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction or Forward Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent or Forward Seller shall

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mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. During any term of suspension initiated by the Company upon written notice to the Agents and Forward Purchasers, provided there are no pending Agency Transactions, Forward Transactions or Principal Transactions, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through (d), be deemed to affirm any of the representations and warranties contained in this Agreement pursuant to Section 3 or 6 (a) hereof, or be obligated to conduct any due diligence session referred to in Section 6(f) below, until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Bring-Down Delivery Date, as defined in Section 6(b) below).

(b)               The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance and, if applicable, Supplemental Confirmation. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 1.0%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when such Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. The compensation payable to the applicable Forward Seller for sales of Forward Hedge Shares shall be an amount, reflected as a reduction to the “Initial Forward Price” payable by the relevant Forward Purchaser under the applicable Confirmation, not to exceed 1.0% of the volume weighted average of the sales prices of all Forward Hedge Shares sold during the applicable period by such Forward Seller, unless the parties otherwise agree. Notwithstanding the foregoing, in the event the Company engages an Agent or Forward Seller for a sale of Shares in an Agency Transaction or Forward Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent or Forward Seller, at such Agent’s or Forward Seller’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined in Section 2(g) below), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Sections 5(a)(i)-5(a)(iii) hereof, each dated as of the Settlement Date, and such other documents and information as such Agent or Forward Seller shall reasonably request, and the Company and such Agent or Forward Seller will agree to compensation that is customary for such Agent or Forward Seller with respect to such transaction. The Gross Sales Price less such Agent’s commission, and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares, is referred to herein at the “Net Sales Price.”

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(c)               Payment of the Net Sales Price for Primary Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance in an Agency Transaction shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the applicable Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”). On each date of settlement for any Forward Transaction (each such day, a “Forward Settlement Date”), the Forward Hedge Shares shall be delivered by the applicable Forward Purchaser (or its affiliates) to the applicable Forward Seller in book-entry form to such Forward Seller’s account at The Depository Trust Company against payment by such Forward Seller of the reduced Initial Forward Price as described above in same day funds delivered to an account designated by the applicable Forward Purchaser (or its affiliates), or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto.

(d)               If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and an Agent or Forward Seller with respect to a Purchase Date, and such Agent or Forward Seller thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction or Forward Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent or instruct such Forward Seller to sell, and such Agent shall not be obligated to place and such Forward Seller shall not be obligated to sell, the Shares proposed to be sold pursuant to such Agency Transaction or Forward Transaction on such Purchase Date, unless the Company and such Agent or Forward Seller otherwise agree in writing.

(e)               If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties hereto and any applicable Forward Purchaser, and sales of the Shares under this Agreement, any Transaction Acceptance, Terms Agreement or Confirmation shall be suspended until such exemptive provisions or other exemptive provisions of Regulation M under the Exchange Act have been satisfied in the judgment of each party hereto. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company, the Agents, the Forward Purchasers and the Forward Seller.

(f)                (i) If the Company wishes to issue and sell the Shares to an Agent pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will

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notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)                             The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)               Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify: (i) the number of the Shares to be purchased by the applicable Agent pursuant thereto, (ii) the price to be paid to the Company for such Shares, (iii) any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, (iv) the time and date (each such time and date in connection with a Principal Transaction being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Settlement Date, a “Settlement Date”) and (v) the place of delivery of and payment for such Shares.

(h)               (1) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement, or give any instruction to borrow, offer or sell any Shares (whether in an Agency Transaction or a Principal Transaction or in connection with a Forward Transaction) and, by notice to the applicable Agent, Forward Purchaser or Forward Seller given by telephone (confirmed promptly by email), shall cancel any instructions for the borrowing, offer or sale of any Shares, and no Agent or Forward Seller shall be obligated to offer or sell any Shares, during (i) the period beginning on the first business day after the end of each calendar quarter through and including the end of the first business day following the date on which the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (each, a “Filing Time”) that includes consolidated financial statements as of and for the applicable fiscal periods to which such report relates or (ii) any other period in which the Company is in possession of material non-public information.

(2)               Notwithstanding clause (1) of Section 2(h) hereof, if the Company wishes to offer or sell Shares to an Agent or request a Forward Seller to sell Shares at any time during the period from and including the issuance of a press release containing, or otherwise publicly announcing, its earnings, revenues or other results of operations (an “Earnings

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Announcement”) through and including the corresponding Filing Time, the Company shall first (A) prepare and deliver to such Agent or Forward Seller and Forward Purchaser (with a copy to counsel for the Agents and Forward Seller and Forward Purchaser) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and Forward Seller and Forward Purchaser, and, prior to its filing, obtain the written consent of such Agent and Forward Seller and Forward Purchaser to such filing (which consent shall not be unreasonably withheld), (B) provide such Agent and Forward Seller and Forward Purchaser with the officers’ certificate, accountants’ letter and opinion and letter of counsel called for by Section 6(b) through (d) hereof, (C) afford such Agent and Forward Seller and Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 6(f) hereof prior to filing such Earnings 8-K, and (D) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (x) the delivery of any officers’ certificate, accountants’ letter or opinion and letter of counsel pursuant to this Section 2(h)(2) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and opinions and letters of counsel as provided in Sections 6(b) through (f) hereof, and (y) this Section 2(h)(2) shall in no way affect or limit the operation of clause (i) of Section 2(h)(1) hereof, which shall have independent application.

(i)                 The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one Agent or Forward Seller on any single given day (subject to the exceptions set forth in Section 4(n) below); provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction and Forward Transaction.

(j)                 Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent, or Forward Seller shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the Minimum Price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement and any Confirmation, in each case by the Board of Directors, or, in each case, a duly authorized committee thereof, or certain authorized officers of the Company pursuant to authority duly delegated to such authorized officers by the Board of Directors if permitted by applicable law and the Company’s charter and by-laws, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

(k)               Notwithstanding anything herein to the contrary, in the event that, in the applicable Forward Purchaser’s commercially reasonable judgement, it (or its affiliates) (i) is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full

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number of Forward Hedge Shares to be borrowed and sold pursuant to this Agreement or (ii) would incur a stock loan cost that is more than the rate set forth in the applicable Supplemental Confirmation, then such Forward Seller shall be required to sell on behalf of the applicable Forward Purchaser (or its affiliate) only the aggregate number of Forward Hedge Shares that such Forward Purchaser (or its affiliate) is able to so borrow below such cost.

3.                  Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Agents, the Forward Sellers and the Forward Purchasers, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a) hereof), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b) below) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a)               The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning any Agent, Forward Seller or Forward Purchaser and furnished in writing by or on behalf of any Agent, Forward Seller or Forward Purchaser expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of

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Shares pursuant to this Agreement, the time of the applicable Agent’s or Forward Seller’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)               Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, Forward Sellers and Forward Purchasers, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents, Forward Sellers and Forward Purchasers (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid or, no later than the business day after the date of this Agreement, will pay, the registration fee for the offering of the Maximum Number of Shares pursuant to Rule 457 under the Act.

(c)               The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(d)               The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the financial statements of any other business or entity and its consolidated subsidiaries (if any) and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and present fairly in all material respects the consolidated (if applicable) financial position of such entity or business, as the case may be, and its subsidiaries (if any) as of the dates indicated and the results of its or their, as the case may be, operations and the changes in its or their, as the case may be, cash flows for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and all supporting schedules to such financial statements included or incorporated by reference in the Registration Statement fairly present in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. Any pro forma financial statements and related notes included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(e)               Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than the issuance or delivery of (a) shares of Common Stock pursuant to equity incentive, compensation and/or employee benefit plans of the Company and its subsidiaries (the “Company Stock Plans”) described in the Registration Statement and the Prospectus or upon the conversion, vesting or exercise of rights and other securities granted thereunder, including, but not limited to, restricted stock, performance units, performance shares or other equity-based awards, (b) Shares pursuant to this Agreement or any Terms Agreement, or (c) shares of Common Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity, provided that both such acquisition or joint venture and the issuance of such shares of Common Stock are not required to be reported on Form 8-K under the

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Exchange Act) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings (a) made in the ordinary course of business or otherwise as described in the Registration Statement and the Prospectus or (b) in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity, provided that both such acquisition or joint venture and such short-term debt or long-term debt are not required to be reported on Form 8-K under the Exchange Act) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (other than those entered into in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f)                The Company and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or any Terms Agreement or Confirmation (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement.

(g)               The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of the preemptive or other similar rights of any security holder of the Company; except (i) as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and (ii) for restricted stock, performance units, performance shares or other equity-based awards granted pursuant to the Company Stock Plans, there are no outstanding rights (including, without limitation, pre-emptive or similar rights), warrants or options to

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acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, nor any contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock or other equity interest of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company and the Company’s charter and by-laws conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are (except, in the case of any foreign subsidiary, for directors’ qualifying shares), owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (each, a “Lien”), other than Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)               With respect to the stock options, if any (the “Stock Options”), granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance in all material respects with the applicable terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations.

(i)                This Agreement and each Master Forward Confirmation has been duly authorized, executed and delivered by the Company and any Terms Agreement and each Supplemental Confirmation will have been duly authorized, executed and delivered by the Company.

(j)                The Shares to be issued and sold by the Company hereunder, under any Terms Agreement or any Confirmation (such shares, the “Confirmation Shares”) have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, in any Terms Agreement or any Confirmation, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the

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Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any pre-emptive or similar rights.

(k)               The Company has all requisite corporate power and authority to execute and deliver this Agreement, any Terms Agreement, each Master Forward Confirmation and each Supplemental Confirmation and perform its obligations hereunder or thereunder, including the Company’s issuance, sale and delivery of the Shares as provided herein and therein; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement, any Terms Agreement, each Master Confirmation and each Supplemental Confirmation and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement or Supplemental Confirmation, such action will have been duly and validly authorized).

(l)                 This Agreement and each Master Forward Confirmation conforms and each Terms Agreement and Supplemental Confirmation will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(m)             Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or other Organizational Documents (as defined below); (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(n)               The execution, delivery and performance by the Company of this Agreement, any Terms Agreement, the Master Forward Confirmations and each Supplemental Confirmation, the issuance and sale of the Shares, the compliance by the Company with the terms hereof and of any Terms Agreement, Master Forward Confirmation and each Supplemental Confirmation and the consummation of the transactions contemplated hereby or by any Terms Agreement, Master Forward Confirmation and each Supplemental Confirmation will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to

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which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)               No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries is required for the execution, delivery and performance by the Company of this Agreement, any Terms Agreement any Master Forward Confirmation or any Supplemental Confirmation, the issuance and sale of the Shares, compliance by the Company with the terms of this Agreement or of any Terms Agreement, any Master Forward Confirmation or any Supplemental Confirmation and the consummation of the transactions contemplated by this Agreement or any Terms Agreement, any Master Forward Confirmation or any Supplemental Confirmation, except for (i) such as have been already made or obtained, (ii) such as may be required by and made in accordance with or obtained under the Act or state securities laws or regulations, (iii) such consents, approvals, filings or authorizations as (A) the Exchange may require from time to time and (B) may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”), (iv) such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time and (v) as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(p)               Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no (1) legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or (2) legal, governmental or regulatory investigations, actions, suits or proceedings that are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act or the Exchange Act to be filed as exhibits to the Registration Statement or any document incorporated by reference therein or described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so filed as exhibits or so described as required.

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(q)               Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its consolidated subsidiaries is included or incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(r)                Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)                Except as (i) otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (ii) where the failure to own or possess would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. Except as (i) otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (ii) could not reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how.

(t)                 No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.

(u)               The Company is not and, after giving effect to the offering and sale of the Shares, the consummation of the transactions contemplated by any Confirmation and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus

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or any Permitted Free Writing Prospectus, the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(v)               The Company and its subsidiaries have paid all federal, state, local and foreign taxes, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP or (ii) that, if not paid, would not result in a Material Adverse Effect, individually or in the aggregate, and filed all tax returns required to be paid or filed; and except as otherwise disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would have a Material Adverse Effect individually or in the aggregate.

(w)             The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over the Company or any of its subsidiaries that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess any such Governmental Licenses or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Governmental Licenses, which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except where such renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(x)               Except as (i) otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (ii) would not have a Material Adverse Effect, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers.

(y)               (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental

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Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, (1) for any such matters, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and (iii) except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have an effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) neither the Company, nor any of its subsidiaries anticipate capital expenditures relating to any Environmental Laws, except in the case of each of (iii)(b) and (iii)(c) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)               Except (i) as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (ii) for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

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(aa)          (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects a material increase in, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (vii) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries; and (viii) to the knowledge of the Company, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and as of December 31, 2024, and

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as of the last day of each of the Company’s fiscal quarters ended thereafter, such disclosure controls and procedures were effective to perform the functions for which they were established.

(cc)          The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of its internal controls over financial reporting pursuant to Rule 13a-15(c) of the Exchange Act, there are no material weaknesses in the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting, if any.

(dd)         The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)          The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance (1) is in amounts and coverages and (2) insures against such losses and risks, in each case, as reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

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(ff)           The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(gg)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or committed an offense under any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental

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agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)            Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, directors, officers, employees, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region of Ukraine, the non-government controlled areas of Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj)            Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(kk)         Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement, each Master Forward Confirmation or any Supplemental Confirmation or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries, any Agent or any Forward Seller or Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ll)            No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

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(mm)      Neither the Company nor any subsidiary or affiliate of the Company has taken nor will the Company or any subsidiary or affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(nn)         The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo)         There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith.

(pp)         Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)          All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.

(rr)           The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(ss)           Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209.  The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in in 31 C.F.R. § 850.208.  Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.

(tt)            Any certificate signed by any officer, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company and delivered to the Agents, the Forward Sellers, the Forward Purchasers or to counsel for the Agents, the Forward Sellers and the Forward Purchasers pursuant to or in connection with this Agreement, each Master Forward Confirmation, any Supplemental Confirmation or any Terms Agreement shall be deemed a representation and warranty by the Company to such Agent, Forward Seller and Forward Purchasers as to the matters covered thereby.

4.                  Certain Covenants of the Company. The Company hereby agrees with the Agents, the Forward Sellers and the Forward Purchasers as follows:

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(a)               For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent, Forward Seller and Forward Purchaser a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent, Forward Seller or Forward Purchaser reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which an Agent, Forward Seller or Forward Purchaser reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)               To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents, Forward Purchasers and Forward Sellers via e-mail in “.pdf” format on such filing date to an e-mail account designated by such party and, at such party’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)               To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, Forward Purchasers and Forward Sellers promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the

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Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)               In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)               To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Agent, Forward Purchaser or Forward Seller may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents, Forward Purchasers and Forward Sellers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)                To make available to the Agents, Forward Purchasers and Forward Sellers at their respective offices, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, Forward Purchasers and Forward Sellers as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as any Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)               To furnish or make available to the Agents, Forward Purchasers and Forward Sellers during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to such parties from time to time during the Term such other information as any such party may reasonably request regarding the Company or its subsidiaries, in each case as soon as

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such reports, communications, documents or information becomes available or promptly upon the request of such parties, as applicable; provided, however, that the Company shall have no obligation to provide the Agents, Forward Purchasers or Forward Sellers with any document filed on EDGAR or included on the Company’s Internet website.

(h)               If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents, Forward Purchasers and Forward Sellers or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents, Forward Purchasers and Forward Sellers to cease the solicitation of offers to purchase the Shares (as applicable), and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)                To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)                To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)               Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)                 Except as otherwise agreed between the Company and the Agents, Forward Sellers and Forward Purchasers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Sellers, the Forward Purchasers

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and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, Forward Purchasers and Forward Sellers may reasonably designate as aforesaid (including filing fees and the reasonable and documented legal fees and disbursements of a single outside counsel to the Agents, Forward Purchasers and Forward Sellers in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, Forward Purchasers and Forward Sellers, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable and documented legal fees and disbursements of a single outside counsel to the Agents, Forward Purchasers and Forward Sellers in connection therewith), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement and (viii) the documented out-of-pocket expenses of the Agents, the Forward Purchasers and the Forward Sellers, including the reasonable and documented fees and disbursements of a single outside counsel to the Agents, the Forward Purchasers and the Forward Sellers in connection with this Agreement and as necessary with respect to ongoing legal services in connection with the transactions contemplated hereunder in amounts not to exceed $75,000 in the aggregate during the Term of this Agreement.

(m)             With respect to the offering(s) contemplated by this Agreement, any Terms Agreement or any Confirmation, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)               Unless the Company has given written notice to the Agents and the Forward Sellers that the Company has suspended activity under this Agreement and there are no pending Agency Transactions, Principal Transactions or Forward Transactions, the Company will not, without (A) giving the Agents and Forward Sellers at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents and Forward Sellers suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents and Forward Sellers in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or submit to, or file with any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or publicly disclose the intention to make any such offer, sale, pledge, disposition, submission or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common

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Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) securities issued or delivered pursuant to any of the Company’s Stock Plans described in the Registration Statement and the Prospectus or upon the conversion, vesting or exercise of options, rights or other securities granted thereunder, (C) any Confirmation Shares or (D) any shares of Common Stock or other securities issuable upon the conversion, exercise or exchange of warrants or other securities outstanding on the first Exchange Business Day prior to the delivery by the Company to the applicable Agent or Forward Seller and Forward Purchaser of a Transaction Proposal to sell Shares hereunder and referred to in the Registration Statement and the Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)               The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)               The Company will use commercially reasonable efforts to cause the Primary Shares and any Confirmation Shares to be listed on the Exchange.

(q)               The Company consents to each Agent, Forward Seller and Forward Purchaser trading in the Common Stock for such party’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement or Confirmation.

(r)                If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the Company has not sold the Maximum Number of Shares and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other commercially reasonable action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5.                  Execution of Agreement. Each Agent’s, Forward Purchaser’s and Forward Seller’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)               the Company shall have delivered to the Agents, the Forward Purchasers and the Forward Sellers:

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(i)                              an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)                          an opinion and, if not covered in such opinion, a negative assurance letter of Perkins Coie LLP, counsel for the Company, addressed to the Agents, the Forward Purchasers and the Forward Sellers and dated the date of this Agreement, in the form and substance reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers;

(iii)                       a “comfort” letter from Deloitte & Touche LLP, independent registered public accounting firm for the Company, addressed to the Agents dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)                        evidence reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(v)                            resolutions duly adopted by the Board of Directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vi)                         such other documents as the Agents, the Forward Purchasers and the Forward Sellers shall reasonably request; and

(b)               The Agents, the Forward Purchasers and the Forward Sellers shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Simpson Thacher & Bartlett LLP, counsel to the Agents, the Forward Purchasers and the Forward Sellers, addressed to the Agents, the Forward Purchasers and the Forward Sellers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request.

6.                  Additional Covenants of the Company. The Company further covenants and agrees with each of the Agents, the Forward Purchasers and the Forward Sellers as follows:

(a)               Each Transaction Proposal made by the Company that is accepted by an Agent or Forward Seller and Forward Purchaser by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents, Forward Purchasers and Forward Sellers pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any

31

Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)               Each time that (i) except as provided in the last sentence of Section 2(a), the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) except as provided in the last sentence of Section 2(a), the Agents or Forward Sellers or Forward Purchasers shall reasonably request upon reasonable advance notice to the Company (each date referred to clauses (i), (ii) and (iii) above, subject to the exceptions set forth therein, a “Bring-Down Delivery Date”), the Company shall, unless the Agents, Forward Purchasers and Forward Sellers agree otherwise, furnish or cause to be furnished to the Agents, Forward Purchasers and Forward Sellers certificates, dated as of such Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) hereof furnished to Agents, Forward Purchasers and Forward Sellers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents, Forward Purchasers and Forward Sellers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data that shall be deemed to be “filed” for purposes of Section 18 of the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c)               On each Bring-Down Delivery Date, (A) the Agents and, if applicable, the Forward Purchasers and the Forward Sellers shall receive the written opinion and, if not included in such opinion, negative assurance letter of Simpson Thacher & Bartlett LLP, counsel to the Agents, the Forward Purchasers and the Forward Sellers, each dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a

32

Principal Settlement Date, dated and delivered on such Principal Settlement Date, and (B) the Company shall, unless the Agents and, if such Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers and Forward Sellers agree otherwise, cause to be furnished to the Agents, the Forward Purchasers and the Forward Sellers the written opinion and, if not included in such opinion, negative assurance letter of Perkins Coie LLP, counsel to the Company, each dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinion and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agents and, if applicable, the Forward Purchasers and the Forward Sellers with a letter substantially to the effect that the Agents and, if applicable, the Forward Purchasers and Forward Sellers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents and, if applicable, the Forward Purchasers and Forward Sellers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)               On each Bring-Down Delivery Date, the Company shall, unless the Agents, Forward Sellers and Forward Purchasers agree otherwise, cause Deloitte & Touche LLP to furnish to the Agents, Forward Purchasers and Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, Forward Purchasers and Forward Sellers cause a firm of independent public accountants to furnish to the Agents, Forward Purchasers and Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, addressing such matters as the Agents, Forward Purchasers and Forward Sellers may reasonably request.

(e)               (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional

33

information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time such Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or Forward Seller and Forward Purchaser or the time such Agent or Forward Seller and Forward Purchaser delivers a Transaction Acceptance to the Company.

(f)                Except as set forth in the last sentence of Section 2(a), the Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Purchasers and the Forward Sellers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents, the Forward Purchasers and the Forward Sellers and (ii) at each Bring-Down Delivery Date and otherwise as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Deloitte & Touche LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents, the Forward Purchasers, the Forward Sellers and their counsel.

(g)               The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agents, Forward Purchasers and Forward Sellers in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents and the Forward Sellers under this Agreement and any Terms Agreement, and the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents, Forward Purchasers and Forward Sellers may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

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All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents and, if applicable, the Forward Purchasers and Forward Sellers. The Agents, Forward Purchasers and Forward Sellers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.                  Conditions of the Agents’, Forward Sellers’ and Forward Purchasers’ Obligations. Each Agent’s, Forward Seller’s and Forward Purchasers’ obligation to solicit purchases on an agency basis for the Shares, sell Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement or to sell any Shares as contemplated by a Confirmation shall be subject to the satisfaction of the following conditions:

(a)               At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward Transaction pursuant to a Confirmation, at the time of execution and delivery of the Confirmation by the Company and at the relevant Time of Sale and Forward Settlement Date:

(i)                                The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)                             The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)                          In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward Transaction pursuant to a Confirmation, from the time of execution and delivery of the Confirmation by the Company until the Forward Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)                          From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the applicable Agent, Forward Purchaser and Forward Seller makes it impracticable

35

or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)                            Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)                         The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)                      (A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)                   (A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of such Agent, Forward Seller or Forward Purchaser; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated

36

therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent or Forward Seller and Forward Purchaser delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)                           No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which an Agent, Forward Purchaser or Forward Seller shall have reasonably objected in writing.

(b)               Within two Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents, Forward Purchasers and Forward Sellers shall have received the officer’s certificates, opinions and negative assurance letters of counsel and a “comfort” letter and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that an Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or a Forward Seller’s obligations to sell Shares or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by an Agent or Forward Seller, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that such Agent or Forward Seller shall have received the documents described in the preceding sentence.

8.                  Termination.

(a)               (i) The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents, the Forward Purchasers and the Forward Sellers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, Forward Purchaser and/or Forward Seller, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)                             In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)               (i) Each Agent, Forward Seller and Forward Purchaser may terminate this Agreement in its sole discretion, with respect to itself, at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 4(l)), 9, 13, 14 and

37

16 of this Agreement shall remain in full force and effect with respect to such Agent, Forward Seller or Forward Purchaser notwithstanding such termination.

(ii)                             In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the applicable Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the applicable Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)               This Agreement shall remain in full force and effect until the earlier of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of this Agreement, any Terms Agreements and any Confirmation, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Section 4(l), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)               Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers, the Forward Sellers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.                  Indemnity and Contribution.

(a)               The Company agrees to indemnify and hold harmless each Agent, each Forward Purchaser and each Forward Seller, and each Agent’s, Forward Purchaser’s or Forward

38

Seller’s affiliates, directors, officers, employees, agents and each person, if any, who controls each Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent, Forward Purchaser or Forward Seller furnished to the Company in writing by such Agent, Forward Purchaser or Forward Seller expressly for use therein, it being understood and agreed that the only such information furnished by the Agents, Forward Purchasers and Forward Sellers consists of the information described as such in subsection (b) below.

(b)               Each Agent, Forward Purchaser and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Agent, Forward Purchaser and Forward Seller furnished to the Company in writing by such Agent, Forward Purchaser and Forward Seller expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the names of the Agents and Forward Sellers, as applicable, appearing on the front and back cover pages of the Prospectus Supplement, the information appearing in the last clause of the third sentence in the third paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement and the information regarding stabilization activities of the Agents in the fourth sentence of the third paragraph under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement.

(c)               If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such

39

indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, the Forward Purchasers, the Forward Sellers, their respective affiliates, directors, officers, and any control persons of the Agents, the Forward Purchasers and the Forward Sellers, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, the Forward Purchasers, the Forward Sellers and their respective affiliates, directors, officers and any control persons of the Agents, the Forward Purchasers, and the Forward Sellers, if any, shall be designated in writing by the Agents, the Forward Purchasers, and the Forward Sellers, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an

40

Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d)               If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Agents, the Forward Purchasers and the Forward Sellers from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agents, the Forward Purchasers and the Forward Sellers, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Agents, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) in the case of the Company, (x) the net proceeds from the offering of the Primary Shares (before deducting expenses, if applicable) received by the Company, or (y) with respect to a Forward Transaction, the proceeds that would be received by the Company upon physical settlement of each applicable Confirmation assuming that the aggregate amount payable by the Forward Purchasers under such Confirmation is equal to the aggregate amount of the net proceeds realized upon the sale of the Forward Hedge Shares with respect to such Forward Transaction, (ii) in the case of the Agents, the total commissions received by the Agents in respect of the Primary Shares, (iii) in the case of the Forward Seller, the total commissions received by the Forward Sellers in respect of the Forward Hedge Shares, and (iv) in the case of the Forward Purchasers, the Spread (as defined in the applicable Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) retained by the Forward Purchasers under such Confirmation; provided, however, (i) that no Agent or Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of Shares received by it under this Agreement exceed the amount of any damages that such Agent or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) that no Forward Purchaser shall in any event be required to contribute any amount in excess of the amount by which the accumulated value of the net Spread (as defined in the related Confirmation) for all Confirmations entered into pursuant to this Agreement exceeds the amount of any damages such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The relative fault of each of the Company, the Agents, the Forward Sellers and the Forward Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such

41

party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)               Each of the Company, the Agents, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Agents, the Forward Sellers or the Forward Purchasers be required to contribute any amount in excess of (i) the total compensation received by the Agents in connection with the sale of Shares on behalf of the Company, (ii) the total compensation received by the Forward Sellers in connection with the sale of Shares on behalf of the Forward Purchasers and (iii) the Spread (as defined in the applicable Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) retained by the Forward Purchasers pursuant to the relevant Confirmation(s). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.              Notices. All notices and other communications under this Agreement, any Terms Agreement and any Confirmation shall be in writing and shall be deemed to have been duly given if mailed or transmitted (including via email) and confirmed by any standard form of communication listed below, and, shall be sufficient in all respects if delivered or sent:

If to the Agents and Forward Sellers:

Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department and the Special Equities Desk:, Email: ECMOriginationPower@wellsfargo.com.

BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department:, Email: dg.ecm_execution_services@bofa.com, with a copy to: ECM Legal:, Email: dg.ecm_legal@bofa.com.

If to the Forward Purchasers:

Wells Fargo Bank, National Association, 500 West 33 Street, New York, New York 10001, Attention: Corporate Equity Derivatives:, Email: corporatederivativenotifications@wellsfargo.com

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Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions Group, Telephone: 646-855-6770, Email: dg.issuer_derivatives_notices@bofa.com

If to the Company:

MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, to the attention of Anthony D. Foti, Chief Legal Officer and Corporate Secretary, (email Anthony.Foti@MDUResources.com).

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents by telephone or email to Equity Capital Markets Origination (ECMOriginationPower@wellsfargo.com), Special Equities Trading (WellsFargoSpecialEquitiesTrading@wellsfargo.com), or, if only to the Forward Purchasers, Corporate Equity Derivatives (corporatederivativenotifications@wellsfargo.com) or Syndicate Department (dg.ecm_execution_services@bofa.com), or, if only to the Forward Purchasers, Strategic Equity Solutions Group (dg.issuer_derivatives_notices@bofa.com) and Transaction Acceptances shall be delivered by the Agents to the Company by email to Anthony D. Foti (email Anthony.Foti@mduresources.com), Jason L. Vollmer (email Jason.Vollmer@MDUResources.com), and Brent Miller (Brent.Miller@MDUResources.com).

11.              No Fiduciary Relationship. The Company acknowledges and agrees that each Agent, Forward Purchaser and Forward Seller is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agents, Forward Purchasers nor Forward Sellers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent, Forward Purchaser or Forward Seller shall have responsibility or liability to the Company with respect thereto. Any review by the Agents, Forward Purchaser or Forward Seller of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, Forward Purchasers and Forward Sellers and shall not be on behalf of the Company.

12.              Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13.              Governing Law; Construction.

(a)               This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement

43

or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)               The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.               Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

15.              Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement and any Terms Agreement by one party to the others may be made by e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and any Terms Agreement or in any other certificate, agreement or document related to this Agreement and any Terms Agreement, if any, shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

16.              Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Agents, the Forward Purchasers and the Forward Sellers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agents, the Forward Purchasers or the Forward Sellers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents, the Forward Purchasers and the Forward Sellers.

17.              Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be

44

closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18.              Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

19.              Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

20.              Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

45

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.              Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

22.              Assignment. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company, the Agents, Forward Sellers or the Forward Purchasers; provided, however, that if any Forward Purchaser assigns, transfers or sets over its rights, title and interest, powers, privileges and remedies pursuant to Section 20 of the applicable Master Forward Confirmation, such Forward Purchaser may assign its rights and obligations under this Agreement to such successor Forward Purchaser. The Company shall have no obligation to release such Forward Purchaser from its obligations to the Company upon any such assignment or transfer, nor shall any such assignment or transfer relieve or otherwise discharge such Forward Purchaser from its obligations to the Company.

23.              Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and each Agent.

Very truly yours,

MDU RESOURCES GROUP, INC.

By:	/s/ Jason L. Vollmer
Name: Jason L. Vollmer
Title: Chief Financial Officer

[Signature Page to Distribution Agreement]

Accepted and agreed to as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Michael Tiedemann
Name: Michael Tiedemann
Title: Managing Director
As Agent and Forward Seller

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director
As Forward Purchaser

BOFA SECURITIES, INC.

By:	/s/ Ahmad Masud
Name: Ahmad Masud
Title: Managing Director
As Agent and Forward Seller

BANK OF AMERICA, N.A.

By:	/s/ Eric Coghlin
Name: Eric Coghlin
Title: Managing Director
As Forward Purchaser

[Signature Page to Distribution Agreement]

Schedule A

Authorized Company Representatives

●	Nicole A. Kivisto
●	Jason L. Vollmer
●	Anthony D. Foti
●	Brent Miller

Exhibit A

MDU Resources Group, Inc. Common Stock

TERMS AGREEMENT

____________________, 20____

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

To whom it may concern:

MDU Resources Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated [●], 2025 (the “Distribution Agreement”) among the Company, Wells Fargo Securities, LLC and BofA Securities, Inc., to issue and sell to [Wells Fargo Securities, LLC][BofA Securities, Inc.] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

MDU RESOURCES GROUP, INC.

By:
Name: Jason L. Vollmer
Title: Chief Financial Officer

Accepted and agreed as of
the date first above written:

[WELLS FARGO SECURITIES, LLC

By:
Name:
Title:]

[BOFA SECURITIES, INC.

By:
Name:
Title:]

[Signature Page to Terms Agreement]

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $1.00 per share

Number of Shares of Purchased Securities:

[●] shares

Price to Public:

$[●] per share

Purchase Price Payable by the Agent:

$[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officers’ certificate referred to in Section 5(a)(i);
(2)	the opinion and negative assurance letter of the Company’s outside counsel referred to in Section 5(a)(ii);
(3)	the “comfort” letter referred to in Section 5(a)(iii);

(4)	the opinion and negative assurance letter referred to in Section 5(b); and
(5)	such other documents as the Agent shall reasonably request.

[Lockup:]

[●]

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

●	The number of shares of Purchased Securities set forth above
●	The initial price to public set forth above
●	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated: __________, 20____

The undersigned, Jason L. Vollmer, Chief Financial Officer of MDU Resources Group, Inc., a Delaware corporation (the “Company”), and Anthony D. Foti, Chief Legal Officer and Corporate Secretary of the Company, do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement dated August 7, 2025 among the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., Wells Fargo Bank, National Association and Bank of America, N.A. (the “Agreement”), and do hereby further certify on behalf of the Company, and not in our individual capacities, as follows:

1.	The representations and warranties of the Company in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;
2.	The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;
3.	The Company’s Registration Statement and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and
4.	Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than the issuance or delivery of (a) shares of Common Stock pursuant to the Company Stock Plans described in the Registration Statement and the Prospectus or upon the conversion, vesting or exercise of rights and other securities granted thereunder, including, but not limited to, restricted stock, performance units, performance shares or other equity-based awards, (b) Shares pursuant to the Agreement or any Terms Agreement, or (c) shares of Common Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity, provided that such acquisition or joint venture is not required to be reported on Form 8-K under the Exchange Act) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings (a) made in the ordinary course of business or otherwise as described in the Registration Statement and the Prospectus or (b) in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a
B-1

joint venture with another entity in connection with its acquisition by the Company or any of its subsidiaries of such entity, provided that such acquisition or joint venture is not required to be reported on Form 8-K under the Exchange Act) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (other than those entered into in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-2

Name: Jason L. Vollmer
Title: Chief Financial Officer

Name: Anthony D. Foti
Title: Chief Legal Officer and Corporate Secretary